Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-81814), Form S-3D (No. 333-46083), and Form S-8 (Nos. 333-90880, 333-64549 and 333-56121) of W. P. Carey & Co. LLC of our report dated February 16, 2007 relating to the Combined Statements of Revenues and Certain Expenses of Corporate Property Associates 12 Incorporated, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 16, 2007